MASTER EQUIPMENT LEASE
This Master Equipment Lease dated as of SEPTEMBER 30,
2000 ("Master Lease")
between FIFTH THIRD BANK, OHIO VALLEY, an OHIO
corporation
(hereinafter called together with its successors and
assigns, if any, "Lessor"), 100
SOUTH HIGH STREET, HILLSBORO, OHIO  45133 and KENTUCKY
ELECTRIC STEEL, INC. a DELAWARE corporation (hereinafter
called
"Lessee"), P.O. BOX 3500, ASHLAND, KENTUCKY  41105-3500.
TERMS AND CONDITIONS OF LEASE
In consideration of the premises and of the rentals and
the covenants hereinafter
mentioned to be kept and performed by Lessee, Lessor
hereby leases the equipment
(including all replacement parts, repairs, additions and
accessories thereto) listed on
Equipment Schedule A attached hereto on the date hereof
or as attached hereto at
any time in the future or listed or described in any
other document which refers to
and incorporates the terms of this Master Lease
(collectively "Equipment"), upon the
following terms and conditions:
Section 1.	Acquisition and Lease of Equipment.
(a).	Lessor will, subject to the terms of this Master
Lease, purchase the Equipment
set forth in Equipment Schedule A from Lessee and
simultaneously lease such
Equipment back to Lessee.  The approximate purchase
price for each unit of
Equipment is as set forth in Equipment Schedule A.
(b).	Lessor shall be under no obligation to purchase any
item of Equipment if
there shall exist an Event of Default or any condition,
event or act which, with
notice or lapse of time or both, would become an Event
of Default.
Section 2.	Term and Rent.
(a).	This Master Lease shall commence on the date set
forth above and shall
continue in effect thereafter so long as any Equipment
Schedule A entered into
pursuant to this Master Lease remains in effect.  The
term of each Equipment
Schedule A shall commence upon the Effective Date
specified in each
Schedule and shall continue for the term specified
unless earlier terminated
pursuant to the terms hereof.  Unless otherwise stated
in Equipment Schedule
A, each Equipment Schedule A term shall be automatically
extended for
successive monthly periods until terminated by either
party giving to the other
not less than ninety (90) days prior written notice of
termination.  Any such
termination shall be effective only on the last day of
the term specified in
Equipment Schedule A or any successive period.
(b).	As rent for the Equipment, Lessee agrees to pay to
Lessor the rent specified in
Equipment Schedule A.  All payments provided for in this
Master Lease shall
be made to the Lessor at the address of the Lessor set
forth above, or at such
other place as the Lessor, or its assigns, shall specify
in writing.
(c).	This Master Lease is a net lease and Lessee
acknowledges and agrees that
Lessee's obligation to make all payments hereunder, and
the rights of Lessor in
and to all such payments, shall be absolute and
unconditional and shall not be
subject to any abatement of rent or reduction thereof,
including but not limited
to, abatements or reductions due to any present or
future claims of Lessee
against Lessor, the manufacturer of the Equipment, the
Supplier, or any party
under common ownership or affiliated with Lessor, by
reason of any defect in
the Equipment, the condition, design, operation or
fitness for use thereof, or by
reason of any failure of Lessor to perform any of its
obligations hereunder, or
by reason of any other cause.  It is the intention of
the parties hereto that the
rent payable by Lessee hereunder shall continue to be
payable in all events and
in the manner and at the times herein provided unless
the obligation to pay
shall be terminated pursuant to the provisions of this
Lease.
Section 3.	Tax Indemnification.
(a).	The terms of this Lease, including payment amounts,
have been made in
reliance on the fact that Lessor, its successors and
assigns, shall be entitled to
such deductions, credits and other benefits (the "Tax
Benefits") as are provided
to an owner of property, to the extent permitted under
applicable law and
provisions of the Internal Revenue Code of 1986 (the
"Code"), including but
not limited to depreciation and amortization deductions
allowable under
Sections 167, 168, and 169 of the Code and any
amendments or additions
thereto relating to the leased property (the
"Deductions").  In the event that any
investment tax credit or its equivalent is at any time
available with respect to
the Equipment, such investment tax credit shall be
provided by Lessor to
Lessee.
(b).	If, due to Lessee's or any sublessee's acts,
omissions, errors or
misrepresentations, during the term of this Lease (other
than any act permitted
hereunder or under any Schedule hereto), Lessor or its
successors or assigns
shall lose its right to claim all or any part of such
Tax Benefits or Deductions
or any part of such Tax Benefits or Deductions is
disallowed, the rental set
forth in Schedule A shall be increased by an amount
which, in the reasonable
opinion of Lessor, will cause Lessor's total net return
(after all taxes) to be
equal to the net return which Lessor would have received
had such Tax
Benefits or Deductions not been disallowed.
(c).	In the event Lessor's claim of all or any part of
such Tax Benefits or
Deductions with respect to the Equipment is disallowed
or lost after the term
of the Lease of any of the Equipment, due to Lessee's or
any sublessee's acts,
omissions, errors or misrepresentations (other than any
act permitted hereunder
or under any Schedule hereto), Lessee shall pay Lessor a
lump sum which, in
the reasonable opinion of Lessor will cause Lessor's
total net return (after all
taxes) to be equal to the net return Lessor would have
received had such Tax
Benefits or Deductions not been disallowed.
(d).	In the event that this Lease is, for any reason,
canceled or prepaid prior to the
expiration of its term Lessee agrees to pay to Lessor,
in addition to all other
amounts payable under this Lease, a lump sum amount
which, in the
reasonable opinion of Lessor, will cause Lessor's net
return (when combined
with all other payments hereunder but excluding any
prepayment penalties and
after all taxes) to be equal to the net return Lessor
would have received had
this Lease not been terminated prior to the expiration
of its term.
(e).	The rent shall not be so increased (or the lump sum
payment shall not be due)
if and to the extent that Lessor shall have lost the
right to claim such a Tax
Benefit or Deduction as a direct result of any one of
the following events:
(i)	a casualty occurrence with respect to the Equipment
if Lessee shall have
paid Lessor pursuant to the provisions of Section 13
hereof;
(ii)	the failure of Lessor to claim the Tax Benefit or
Deduction on its income
tax return for the appropriate year;
(iii)	the failure of Lessor to have sufficient tax
liability to fully use such Tax
Benefits or Deductions;
(iv)	any breach by Lessor; or
(v)	any acts, omissions, errors or misrepresentations
by Lessor.
(f).	Lessee agrees that neither it nor any corporation
controlled by it, in control of
it, or under common control with it, directly or
indirectly, will at any time take
any action or file any returns or other documents
inconsistent with the
foregoing and that each of such corporations will file
such returns, take such
action and execute such documents as may be reasonable
and necessary to
facilitate accomplishment of the intent thereof.  In the
event that any taxing
authority challenges any Tax Benefit or Deduction
claimed by Lessor, Lessee
agrees to copy and make available for inspection and
copying by Lessor such
records as will enable Lessor to determine whether it is
entitled to the benefit
of any amortization or depreciation deduction or tax
credit which may be
available from time to time with respect to the
Equipment.
(g).	If as a result of any acts or failure to act on the
part of Lessee (other than any
act permitted hereunder or under any Schedule hereto),
(i) Lessor shall become
liable for additional tax as a result of Lessee having
added an attachment or
made an alteration to the Equipment which would increase
the productivity or
capability of the Equipment so as to violate the
provisions of Rev. Proc. 75-21,
1975-1 C.B. 715, as modified by Rev. Proc. 79-48, 1979-2
C.B., 529 (and as
either or both may hereafter be modified or superseded)
or (ii) Lessor shall not
have or shall lose the right to claim, or there shall be
disallowed or recaptured
all or any portion of the federal tax depreciation
deductions with respect to any
item of Equipment based on depreciation of Lessor's full
cost of such item of
Equipment and computed on the basis of a method of
depreciation provided by
the Code as Lessor in its complete discretion may
select, then Lessee agrees to
pay Lessor upon demand an amount which, after deduction
of all taxes
required to be paid by Lessor in respect of the receipt
thereof under the laws of
any federal, state or local government or taxing
authority of the United States
or of any taxing authority of government subsidiary of
any foreign country,
shall be equal to (1) an amount equal to the additional
income taxes which
would be paid or payable by  Lessor in consequence of
the failure to obtain the
benefit of a depreciation deduction calculated under the
assumption that
Lessor's income is taxed at the highest applicable rate
(without regard to the
actual taxes paid by Lessor), and (2) any interest
and/or penalty which may be
assessed in connection with any of the foregoing.
(h).	If requested by Lessee, Lessor shall provide a
written explanation in
reasonable detail of the calculation upon which it based
its determination of
the amount payable by Lessee pursuant to Subsections
3(b) or 3(c), the amount
of any tax savings described in Subsection 3(f), or the
amount payable by
Lessee pursuant to Section 10.  If Lessor receives a
refund or credit for taxes
indemnified and paid to Lessor by Lessee under
provisions of Section 3 or
Section 10, Lessor shall promptly pay to Lessee the
amount of such refund.
Before paying any claim that would require Lessee to
make an indemnification
payment pursuant to Section 3 or Section 10, Lessor will
exercise reasonable
business judgment in assessing the validity of such
claim.
(i).	The provisions of this Section 3 shall survive the
expiration or earlier
termination of the Agreement.
Section 4.	Acceptance, Use and Maintenance of
Equipment.
(a).	Lessor shall have no obligation and assumes no
liability for any matter
relating to the ordering, manufacture, shipment,
installation, erection, testing,
adjusting or servicing of any item of Equipment, or for
any failure or delay in
obtaining or delivering any item of Equipment.
(b).	Lessee shall cause the Equipment to be operated by
competent employees and
in accordance with its past practices and shall pay all
expenses of operating the
Equipment. The Equipment shall be maintained at the
location(s) specified in
Equipment Schedule A and shall not be removed from such
location(s) without
the written consent of the Lessor, such consent not to
be unreasonably
withheld or delayed.  Lessor will have the right, from
time to time upon
reasonable prior notice and during normal business
hours, to enter upon the
Lessee's premises or any other premises where the
Equipment may be located,
for the purpose of confirming the existence, location,
condition or proper
maintenance of the Equipment.
(c).	Lessee, at its own cost and expense, shall keep all
Equipment in good repair,
condition and working order and shall furnish all parts,
mechanisms, devices
and servicing required therefor.  All such parts,
mechanisms, and devices shall
immediately become the property of Lessor and part of
the Equipment for all
purposes.
(d).	Lessee shall comply with and conform to all laws,
ordinances and regulations,
present or future, in any way relating to the
possession, use or maintenance of
the Equipment throughout the term of this Master Lease.
(e).	Lessee shall pay or satisfy and discharge any and
all claims against, through
or under Lessee and its successors and assigns, which,
if unpaid, might
constitute or become a lien or a charge upon any of the
Equipment, and any
liens or charges which may be levied against or imposed
upon the Equipment
as a result of the failure of Lessee to perform or
observe any of its covenants or
agreements under this Master Lease and any other liens
or charges which arise
by virtue of claims against, through or under any other
party other than Lessor,
but Lessee shall not be required to pay or discharge any
such claims so long as
it shall, in good faith and by appropriate legal
proceedings contest the validity
thereof in any reasonable manner which will not, in the
reasonable opinion of
Lessor, affect or endanger, in any material respect, the
interest of Lessor or
other rights of any assignee under this Master Lease
hereof in and to the
Equipment or diminish, in any material respect, the
value thereof.  Lessee's
obligations under this Section shall survive the
termination of this Master
Lease.
Section 5.	No Agency. Lessee acknowledges and agrees
that neither the
manufacturer nor the supplier of the Equipment, nor any
salesman, representative
nor other agent of the manufacturer or supplier, is an
agent of Lessor.  No salesman,
representative or agent of the manufacturer or supplier
is authorized to waive or alter
any term or condition of this Master Lease and no
representation as to the Equipment
or any other matter by the manufacturer or supplier
shall in any way affect Lessee's
duty to pay rent and perform its obligations as set
forth in this Master Lease.
Section 6.	Disclaimer of Warranties. LESSEE
ACKNOWLEDGES THAT:
LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT NOR THE
MANUFACTURER'S AGENT NOR A DEALER THEREIN; THE
EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY, DESCRIPTION
AND
MANUFACTURE SELECTED BY LESSEE; LESSEE IS SATISFIED THAT
THE EQUIPMENT IS SUITABLE AND FIT FOR ITS PURPOSES; AND
LESSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER
EXPRESS OR IMPLIED, AS TO THE DESIGN, OPERATION OR
CONDITION, OR AS TO THE QUALITY OF THE MATERIAL,
EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT LEASED
HEREUNDER, AND LESSOR MAKES NO WARRANTY OF
MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY
PARTICULAR PURPOSE OR ANY OTHER REPRESENTATION OR
WARRANTY WHATSOEVER, IT BEING AGREED THAT ALL SUCH
RISKS AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY
LESSEE AND THE BENEFITS OF ANY AND ALL IMPLIED
WARRANTIES OF LESSOR ARE HEREBY WAIVED BY LESSEE.
LESSOR SHALL NOT BE RESPONSIBLE FOR ANY INCIDENTAL OR
CONSEQUENTIAL DAMAGES.  Lessor agrees that Lessee shall
be entitled to the
benefit of any manufacturer's warranties on the
Equipment to the extent permitted by
applicable law.
Section 7.	Identification; Personal Property. No
right, title or interest in the
Equipment shall pass to Lessee other than the right to
maintain possession and use of
the Equipment for the full lease term.  Lessor may
require plates or markings to be
conspicuously affixed to or placed on the Equipment
indicating Lessor is the owner.
However, if any item of Equipment leased hereunder is to
be operated by the public,
such plates or markings need not be placed in a
conspicuous part of the Equipment.
The Equipment is, and shall at all times be and remain,
personal property even
though the Equipment or any part thereof may hereafter
become affixed or attached
to real property.
Section 8.	Quiet Enjoyment. So long as Lessee is in
compliance with the terms of
this Master Lease:
Lessee's right of quiet enjoyment of the Equipment shall
not be impaired by the
Lessor or anyone claiming through the Lessor.
Section 9.	Assignment.
(a).	LESSEE AGREES NOT TO SELL, ASSIGN, SUBLET, PLEDGE,
HYPOTHECATE, OR OTHERWISE ENCUMBER, SUFFER A LIEN
UPON OR AGAINST ANY INTEREST IN THIS MASTER LEASE OR
THE EQUIPMENT LEASED HEREUNDER.
(b).	Lessor may assign, pledge, or in any other way
transfer this Master Lease
either in whole or in part, without notice to Lessee.
Should this Master Lease
or any interest therein be assigned or should the
rentals hereunder be assigned
no breach or default of this Master Lease by Lessor to
its assignee shall excuse
performance by Lessee of any provision hereof.  Upon
receipt of notice of
assignment of this Master Lease or the rentals due
hereunder, if so directed by
Lessor, Lessee shall pay the rentals hereunder as they
become due to any
assignee without any set-off, counterclaims or defense
thereto.
Section 10.	Fees - Taxes. Lessee agrees to pay and to
indemnify and hold Lessor
harmless from all license and registration fees and all
assessments, taxes and
impositions of whatever nature including income,
franchise, sales, use, property,
excise and other taxes now or hereinafter imposed by any
governmental body or
agency upon the Equipment, or the use thereof, including
all interest and penalties,
but excluding any taxes imposed on the income, capital
or gross receipts of Lessor.
Section 11.	Limitation of Liability; Indemnification.
(a).	Lessee agrees that Lessor shall not be responsible
for any loss or damage to
Lessee, its customers or anyone else, caused by any
failure or defect of the
Equipment, or otherwise.
(b).	Lessee hereby assumes liability for, and hereby
agrees to indemnify, defend,
protect, save and keep harmless Lessor, its successors
and assigns, from and
against any and all claims, liabilities, judgments,
suits, obligations, losses,
damages, expenses, penalties, and disbursements
(including reasonable
attorneys' fees and expenses) of any kind and nature
arising from or pertaining
to the use, possession, operation, manufacture,
purchase, financing, ownership,
delivery, rejection, non-delivery, transportation,
storage maintenance, repair
return or other disposition of the Equipment including
but not limited to
liabilities resulting from strict liability in tort or a
breach of any law, regulation
or ordinance of any federal, state or local government
agency, but in any case
excluding liability for any such claims, judgments,
suits, obligations, losses,
damages, expenses, penalties and disbursements incurred
by or asserted
against the Lessor, its successors or assigns, which are
attributable in whole or
in part to the gross negligence, willful misconduct or
bad faith of the Lessor,
its successors or assigns.
Section 12.	Return of Equipment. Upon the expiration
of the term of this Master
Lease, unless the Equipment is sold to the Lessee,
Lessee will at its own cost and
expense deliver possession of the Equipment to Lessor at
a location designated by
the Lessor free and clear of all liens, charges,
encumbrances, and rights of others, in
good working order and repair (except for ordinary wear
and tear resulting from
proper use) and in the condition required hereby.
Section 13.	Casualty Loss. Lessee hereby assumes and
shall bear the risk of loss,
damage to or theft of the Equipment from any and every
cause whatsoever, whether
or not insured.  No loss or damage to the Equipment or
any part thereof shall impair
any obligation of Lessee under this Master Lease, which
shall continue in full force
and effect.  In the event that any item of Equipment
shall become damaged beyond
repair, worn out, destroyed, lost or stolen, or if any
item of the Equipment is
requisitioned or taken by any governmental authority
under the power of eminent
domain or otherwise, Lessee shall promptly notify Lessor
thereof and at the option
of Lessor, Lessee shall:
(a).	Place the same in good repair, condition and
working order; or
(b).	Replace the same with like property in good repair,
condition and working
order which property shall be thereupon conveyed to
Lessor free, clear and
unencumbered and thereupon be subject to this Master
Lease; or
(c).	On the Rental Payment date next following the date
the Equipment becomes
damaged beyond repair, worn out, destroyed, lost or
stolen, pay Lessor in cash
all of the following:
(i)	all amounts then owed by Lessee to Lessor under
this Master Lease; plus
(ii)	an amount equal to the stipulated loss value for
the Equipment which is
set forth opposite such Rental Payment date on the
attached Stipulated Loss
Value Schedule A.
Upon Lessor's receipt of such payment, Lessee shall be
entitled to whatever interest
Lessor may have in such Equipment, in its then condition
and location "AS IS" and
"WHERE IS", without warranty express or implied.
Section 14.	Insurance.
(a).	Lessee at its expense will provide and maintain
fire and extended coverage
insurance against loss, theft, damage or destruction of
the Equipment in an
amount not less than 100% of the insurable value of the
Equipment on a
replacement cost basis as determined by Lessor.  Each
policy will provide
expressly that such insurance, as to Lessor and its
assigns, will not be
invalidated by any act, omission or neglect of Lessee
and will provide
expressly for at least thirty (30) days prior written
notice to Lessor of alteration
or cancellation.  The proceeds of such insurance will be
applied first to any
unpaid obligations of Lessee under this Master Lease
arising prior to the
receipt of the proceeds and then toward the restoration
or repair of the
Equipment or if Lessor determines that any item of
Equipment is lost, stolen,
destroyed or damaged beyond repair, toward payment of
the amounts required
by Subsection 13(c) above.  Any excess proceeds
remaining thereafter will be
paid to Lessee, provided Lessee is not then in default
under this Master Lease.
(b).	Lessee at its expense will carry public liability,
property damage and, if
required by Lessor, collision insurance with respect to
the Equipment and the
use thereof in amounts satisfactory to Lessor.  Each
such policy of insurance
will name Lessor as an additional insured thereon.
(c).	All policies relating to the insurance referred to
in Subsections 14(a) and (b)
above, will be in such form and with such companies as
are reasonably
satisfactory to Lessor and will name Lessor as an
additional insured and as an
additional loss payee. Lessee will furnish Lessor proof
of such insurance.
Lessee hereby appoints Lessor as Lessee's attorney-in-
fact to make claim for,
adjust, settle, receive payment of and execute and
endorse all documents,
checks or drafts for loss or damage under any such
insurance policy, but only
during the pendency of an Event of Default hereunder.
(d).	If Lessee fails to procure, maintain and pay for
such fire and extended
coverage insurance or any such public liability,
property damage or collision
insurance required by Lessor, Lessor will have the
right, but not the duty, to
obtain such insurance on behalf of and at the expense of
Lessee.  In the event
Lessor does obtain and pay for such insurance, Lessee
will reimburse Lessor
for the costs thereof no later than the date of the next
scheduled rental payment
under this Master Lease.
Section 15.	Right of Lessor to Perform. If the Lessee
shall fail to comply with any
of its covenants herein contained, the Lessor (or, in
the case of an assignment by the
Lessor pursuant to Section 9(b) hereof, as assignee),
may, but shall not be obligated
to, make advances to perform the same and to take all
such action as may be
necessary to obtain such performance.  Any payment so
made by any such party and
all costs and expenses (including, without limitation,
reasonable attorneys' fees and
expenses) incurred in connection therewith shall be
immediately due and payable by
the Lessee to the party making the same, as additional
rent hereunder.
Section 16.	Events of Default. Any of the following
events shall constitute an Event
of Default:
(a).	The nonpayment by Lessee for ten (10) days of any
rent or other amount
provided for herein after the same is due and payable;
(b).	The failure of Lessee to observe, keep or perform
any other provisions of this
Master Lease required to be observed, kept or performed
by Lessee, which
failure is not cured ten (10) days after notice thereof
by Lessor;
(c).	The failure of Lessee to make any payment when due,
or to observe or
perform any covenant or agreement contained in, or the
occurrence of a default
or Event of Default under any agreement evidencing,
guarantying or securing
any other indebtedness or obligation of Lessee to
Lessor, The Fifth Third
Bank, or any affiliate of Fifth Third Bancorp of any
kind or nature;
(d).	The making of any representation or warranty by
Lessee herein or in any
agreement, document or certificate delivered to Lessor
in connection herewith,
or any financial statement furnished by Lessee to Lessor
which, at any time,
proves to be incorrect in any material respect;
(e).	Lessee or any guarantor makes an assignment for the
benefit of creditors or
commits any other affirmative act of insolvency or
bankruptcy, files a petition
in bankruptcy or for arrangement or reorganization or
having such a petition
filed against it if such petition is not dismissed or
withdrawn within thirty (30)
days;
(f).	The attachment of a substantial part of the
property of Lessee or appointment
of a receiver for Lessee or any substantial part of
Lessee's property;
(g).	Lessee ceases to do business as a going concern, or
if there is a change in the
ownership of Lessee which changes the identity of any
person or persons
having, directly or indirectly, more than 50% of either
the legal or beneficial
ownership of Lessee;
(h).	There shall occur, in Lessor's reasonable opinion,
a material deterioration in
the financial strength of the Lessee or any guarantor or
any event occurs which
might reasonably be expected to have, in Lessor's
reasonable opinion, a
material adverse effect on the Equipment or on Lessee's
or guarantor's
financial condition, operations or prospects;
(i).	Lessee also agrees, upon any responsible officer of
Lessee becoming aware of
any condition which constituted or constitutes an Event
of Default under this
Master Lease or which, after notice or lapse of time, or
both, would constitute
such an Event of Default, to promptly furnish to Lessor
written notice
specifying such condition and the nature and status
thereof.  For purposes of
this Section, a "responsible officer" shall mean, with
respect to the subject
matter of any covenant, agreement or obligation of
Lessee contained in this
Master Lease, any corporate officer of Lessee who, in
the normal performance
of his operational responsibilities, would or should
have knowledge of such
matter and the requirements of this Master Lease with
respect thereto.
Section 17.	Remedies. Upon the occurrence of any
Event of Default, Lessor shall
have the right to declare this Master Lease in default
without notice to Lessee.  Such
declaration shall apply to all schedules then in effect
hereunder.  Upon the making of
any such declaration, Lessor shall have the right to
exercise any one or more of the
following remedies:
(a).	To take possession of any and all items of
Equipment without further demand
or notice wherever they may be located without any court
order or process of
law and Lessee hereby waives any and all damages
occasioned by such taking
of possession; any such taking of possession shall not
constitute termination of
this Master Lease as to any or all of Equipment unless
Lessor expressly so
notified Lessee in writing;
(b).	To terminate this Master Lease as to any or all
items of Equipment without
prejudice to Lessor's rights in respect to obligations
then accrued and
remaining unsatisfied;
(c).	To recover from Lessee (and Lessee agrees to pay in
cash the following):
(i)	all amounts then owed by Lessee to Lessor under
this Master Lease; plus
(ii)	an amount equal to the stipulated loss value for
the Equipment which is
set forth on the attached Stipulated Loss Value Schedule
A opposite the
Rent Payment date immediately preceding the date of
Lessee's Event of
Default.
(d).	To sell any or all of the Equipment in public or
private sale, in bulk or in
parcels, for cash or on credit without having the
Equipment present at the place
of sale and to recover from Lessee all costs of taking
possession, storing,
repairing, and selling the Equipment (and Lessor may use
Lessee's premises
for any or all of the foregoing without liability for
rent, costs, or damages or
otherwise) or to otherwise dispose, hold, use, operate,
lease to others or keep
idle such Equipment all as Lessor in its sole discretion
may determine and to
apply the proceeds of any such action:
(i)	to all costs, charges and expenses incurred in
taking, removing, holding,
operating, repairing, and selling, leasing or otherwise
disposing of the
Equipment; then
(ii)	to the amounts set forth in Section (c) (i), (ii)
and (iii) above provided that
Lessee shall pay any deficiency due Lessor;
(iii)	and any surplus shall be retained by Lessor;
(e).	To pursue any other remedy provided for by statute
or otherwise available at
law or in equity.
Notwithstanding any repossession, or other action which
Lessor may take, the
Lessee shall be and remain liable for the full
performance of all obligations on the
part of Lessee to be performed under this Master Lease
to the extent not paid or
performed by Lessee.  All such remedies are cumulative
and may be exercised
concurrently or separately.  In addition to the
foregoing, Lessee shall pay Lessor all
costs and expenses, including reasonable attorneys' fees
and fees of collection
agencies incurred by Lessor in exercising any of its
rights and remedies hereunder.
Section 18.	Repayment of Other Amounts. In addition
to any other right granted to
Lessor hereunder to terminate this Master Lease, Lessor
shall have the right to
terminate this Master Lease and collect all amounts due
hereunder (including any
lump sum or other tax payments provided in Section 3
hereof) if Lessee, whether at
the direction or request of the Lessor or any affiliate
of Lessor, The Fifth Third
Bank, or The Fifth Third Bancorp, repays all or
substantially all other amounts and
obligations owed by Lessee to the Lessor or any
affiliate of the Lessor, The Fifth
Third Bank or The Fifth Third Bancorp.
Section 19.	Further Assurances. Lessee will, upon
request of Lessor, at Lessee's
sole cost and expense, do and perform any other act and
will execute, acknowledge,
deliver, file, record and deposit (and will re-file, re-
register, re-record, and re-deposit
whenever required) any and all further instruments
required by law or Lessor
including, without limitation, financing statements or
other documents needed for
the protection of Lessor's interest.
Section 20.	Notices. Any notices and demands required
to be given hereunder shall
be in writing and may be delivered personally or mailed
by certified mail, return
receipt requested, to the respective addresses of the
parties above set forth, or to such
other address as either party may hereinafter indicate
by written notice, as provided
in this section.
Section 21.	Financial Statements. Within sixty (60)
days after the end of each fiscal
quarter and within one hundred twenty (120) days after
the end of each fiscal year of
Lessee during the term of this Master Lease, Lessee
shall deliver to Lessor yearly
Balance Sheets, Profit and Loss Statements and Source
and Application of Funds of
Lessee certified by the independent public accountants
of Lessee or if unaudited,
certified to be true and correct by the chief financial
officer of Lessee.
Section 22.	Filings; Power of Attorney. Lessee will
execute and deliver to Lessor at
Lessor's request all financing statements, continuation
statements, and other
documents that Lessor may reasonably request, in form
satisfactory to Lessor, to
perfect and maintain Lessor's interest in the Equipment
and to fully consummate all
transactions contemplated under this Master Lease.
Lessee hereby irrevocably
makes, constitutes and appoints Lessor (or any of
Lessor's officers, employees or
agents designated by Lessor) as Lessee's true and lawful
attorney with power to sign
the name of Lessee on any such documents.  This power,
being coupled with an
interest, is irrevocable until all obligations of Lessee
to Lessor have been fully
satisfied.
Section 23.	Late Payments. Interest at the rate of
1-1/2% per month or the maximum
rate permitted by law, whichever is less, shall accrue
on the amount of any payment
not made when due hereunder from the date thereof until
payment is made, and
Lessee shall pay such interest to Lessor, on demand.
Section 24.	Entire Agreement. THIS MASTER LEASE AND
ASSOCIATED
SCHEDULES CONSTITUTES THE ENTIRE AGREEMENT BETWEEN
LESSOR AND LESSEE AND EXCLUSIVELY AND COMPLETELY STATES
THE RIGHTS OF LESSOR AND LESSEE WITH RESPECT TO THE
LEASING OF THE EQUIPMENT AND SUPERSEDES ALL PRIOR
AGREEMENTS, ORAL OR WRITTEN, WITH RESPECT THERETO AND
ANY COURSE OF DEALING OF THE PARTIES HERETO.  The terms
and
conditions of all Schedules, Addenda, and Exhibits,
which refer to this Master Lease,
are hereby incorporated herein.
Section 25.	Finance Lease. The Lessor and Lessee
hereby agree that this Master
Lease is a "finance lease" as that term is defined in
Section 2A-103 of the Uniform
Commercial Code as adopted in the state of Lessor's
principle place of business and
that Lessor shall be treated as a finance lessor
entitled to the benefits and releases
from liability accorded to a finance lessor under the
Uniform Commercial Code.
Section 26.	Miscellaneous.
(a).	This Master Lease shall inure to the benefit of and
be binding upon the
successors and assigns of the respective parties hereto
provided, however, that
nothing contained in this section shall impair any of
the provisions prohibiting
assignment without the consent of Lessor;
(b).	Any provision of this Master Lease, which is
unenforceable in any
jurisdiction, shall not render unenforceable such
provision in any other
jurisdiction and shall not invalidate the remaining
provision of this Master
Lease.
(c).	This Master Lease shall be governed by and
construed under the laws of the
state of the Lessor's principal place of business
without regard to its conflicts
of laws provisions.
(d).	All covenants of Lessee herein shall survive the
expiration or termination of
this Master Lease to the extent required for their full
observance and
performance.
(e).	No delay or omission to exercise any right, power
or remedy accruing to
Lessor upon any breach or default of Lessee hereunder
shall impair any such
right, power or remedy nor shall it be construed to be a
waiver of any such
breach or default, or an acquiescence therein or of any
similar breach or
default thereafter occurring, nor shall any waiver of
any single breach or
default be deemed a waiver of any other breach or
default theretofore or
thereafter occurring.  Any waiver, permit, consent or
approval of any kind or
character on the part of Lessor of any breach or default
under this Master
Lease must be in writing specifically set forth.
(f).	Lessee agrees that the state and federal courts in
the county of Lessor's
principal place of business or any other court in which
Lessor initiates
proceedings have non-exclusive jurisdiction over all
matters arising out of this
Master Lease and that service of process in any such
proceeding shall be
effective if mailed to Lessee at its address described
in the first paragraph of
this Master Lease.  LESSOR AND LESSEE HEREBY WAIVE THE
RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF
THIS MASTER LEASE OR THE TRANSACTIONS CONTEMPLATED
THEREBY.
(g).	No variation or modification or amendment of this
Master Lease and no
waiver of any of its provisions or conditions shall be valid unless in writing.
Lessor and Lessee have each caused this Master Lease to be duly executed as of the date set forth on the first page hereof.

KENTUCKY ELECTRIC STEEL, INC.          FIFTH THIRD BANK,

OHIO VALLEY

By:   \s\  William J. Jessie
By:    \s\  Thomas R. Bolduc
Title:   Vice President & CFO
Title:    Vice President
Lessee
Lessor



EQUIPMENT SCHEDULE A
EFFECTIVE DATE SEPTEMBER 30, 2000
This Schedule forming a part of the MASTER LEASE between FIFTH THIRD
BANK, OHIO VALLEY, Lessor, and KENTUCKY ELECTRIC STEEL,
INC.,
Lessee, dated as of SEPTEMBER 30, 2000 ("Master Lease").
Description

Location Street, City,
State, Zip
County
Serial
Number or
VIN #
Cost
MINI STEEL MILL
EQUIPMENT - SEE
ATTACHED
EXHIBIT A
U.S. ROUTE 60 WEST
ASHLAND, KY  41102
BOYD COUNTY

$3,587,428.00


Total Cost:
$3,587,428.00

Section 1.	Equipment: Pursuant to the terms of the
Master Lease, Lessor agrees to
acquire and lease to Lessee the equipment listed below
("Equipment").
Section 2.	Billing Name and Address: SAME
Section 3.	Term In Months: 84	Payment Frequency:
MONTHLY
Section 4.	 Rent:
	(a)  Rent shall be payable IN ARREARS. 	First
Payment Date:
OCTOBER 30, 2000
Number of
Payments
Rent
28
$47,581.06
28
$42,565.55
28
$39,753.01

	(b)  Monthly Payments shall include the above Rent
plus sales/use tax if
applicable.
Section 5.	Tax Benefits.   (a)  Depreciable Life:
Lessor has assumed a depreciable
life of 7 years in computing the Rent listed above.
Section 6.	End of Term FMV Options.  At the end of
the initial Term of this
Lease Schedule, so long as no Event of Default has
occurred, Lessee shall exercise
one of the following options.
	(a)	So long as no Event of Default has occurred
and this Schedule has not been
earlier terminated, the Lessee may, at the expiration of
the initial Term, provided
written notice has been given to Lessor at least
ninety(90) days but not more than
one hundred eighty(180) days prior to the end of Term,
purchase all, but not less
than all, of the Equipment in this Schedule on an "AS
IS, WHERE IS, BASIS" to be
paid in cash in an amount equal to the fair market value
of the Equipment (plus all
applicable taxes); or
	(b)	Lessee may return the Equipment in accordance
with both Section 12 of the
Master Lease entitled "Return of Equipment" and the
Equipment Lease Rider Return
Provisions.
	(c)	Lessee may renew the Master Lease at a term
and rate to be negotiated by the
parties based on the fair market value of the Equipment

EARLY BUYOUT OPTION: Lessee shall have the option to purchase after the payment of the 60TH rental of this Lease, all but not less than all, of the Equipment for an amount equal to $2,084,295.67, together with all taxes and charges payable in full upon sale. Lessor and Lessee agree that the Buyout
Price is a reasonable
prediction of the Fair Market Value of the Equipment.
EARLY BUYOUT OPTION: Lessee shall have the option to purchase after the payment of the 72ND rental of this Lease, all but not less than all, of the Equipment for an amount equal to $1,790,126.57, together with all taxes and charges payable in full upon sale. Lessor and Lessee agree that the Buyout
Price is a reasonable
prediction of the Fair Market Value of the Equipment.

KENTUCKY ELECTRIC STEEL, INC.        FIFTH THIRD BANK,
OHIO VALLEY
By:   \s\  William J. Jessie
By:  \s\  Thomas R. Bolduc
Title:    Vice President & CFO
Title:   Vice President
Lessee
Lessor


















Exhibit A
To Equipment Schedule A dated
September 29, 2000

Ladle Metallurgy Facility - EMCI ladle Met Furnace 50
Ton Capacity w/
Transformers, Automatic Alloy Bins, Wire Feed, Outside
Alloy Feed Bin, Vibratory
Feeder, Bucket Elevator, Lime Silo, and Pneumatic
Distribution Piping